EXECUTIVE EMPLOYMENT AGREEMENT


THIS AGREEMENT dated for reference the 29th day of December, 2000


BETWEEN:

          MERILUS TECHNOLOGIES INC., a company incorporated under the laws of the Province of British Columbia, Canada

          ("Merilus Canada")


AND:

          KEVIN TRAAS, Businessman, of 5685 Thornhill Street, Chilliwack, British Columbia, V2R 3Y7

          (the "Executive")


AND:

          GOLDEN SOIL, INC. , a company incorporated under the laws of the State of Nevada, USA

          ("Merilus USA")


WHEREAS:



A. Merilus Canada is in the business of manufacturing computer hardware and software products;

B. Merilus Canada has agreed to employ the services of the Executive as Executive Vice President and Chief Information Officer and the Executive has agreed to accept employment with Merilus Canada on the terms and conditions hereinafter provided;

C. Merilus Canada is a wholly owned subsidiary of 613636 British Columbia, Inc. ("613636") and 613636 is, in turn, a wholly owned subsidiary of Golden Soil;

D. It is anticipated that Golden Soil will soon be changing its name to "Merilus, Inc." and that 613636 will soon be changing its name to "Merilus Holdings Inc."

                             ARTICLE 1 - EMPLOYMENT

1.1 Employment. Merilus Canada agrees to employ the Executive and the Executive agrees to accept such employment on the terms and conditions contained in this Agreement.


                         ARTICLE 2 - DUTIES OF EXECUTIVE

2.1 Responsibilities. The Executive shall assume the responsibilities and perform the duties as Executive Vice President and Chief Information Officer of Merilus Canada with the following duties:

The Executive, will be responsible for all aspects of the information, communications, and data management systems for Merilus Canada, including:



> the development and implementation of short, medium, and long-term Information Systems ("IS") and Information Technology ("IT"), related strategies and tactics for Merilus Canada in coordination and synchronization with, and realization of, the Corporate Business Plan;


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                                                                               2

>    the establishment of corporate IS and IT related standards and practices;
> analysis, evaluation, procurement, implementation, and management of all data and voice communications infrastructure. This includes all servers and data services such as file servers, print servers, web servers, mail servers, photocopiers, fax machines, cellular phones, telephone systems, voice mail systems, audio/video conferencing systems, e-commerce systems, etc.
> the establishment, implementation, and management of corporate information security and usage policies and procedures;
>    maintaining  the  security  and  integrity  of IS and  IT  data  and  other resources including physical security, electronic mail and other communications mediums, protection from virii, corporate firewalls, virtual private networks, etc.
> developing and managing a departmental budget for his area of responsibility including submission and justification of budgetary requirements to the Chief Financial Officer and allocation and disbursement of finances within his department;
> analyzing and understanding IT and IS concepts, aggressively recruiting IT talent, and otherwise making every effort to significantly contribute to the establishment and maintenance of the competitive advantages for Merilus Canada;
> to ensure the IT and IS resources available to Merilus Canada are running and available at peak efficiency to support their uses needed;
> to provide customer service and technical support of the products being sold by Merilus Canada both before and after the sale;
> building and managing a quality assurance team with the ability and resources to effectively test Merilus Canada's products prior to general release; and
> to ensure that carefully prepared and fully documented product test plans are developed, maintained and used throughout the quality assurance process.

The Executive shall also serve without additional compensation as an Officer and Director of Merilus Canada in any of its parent companies or subsidiaries, if so elected or appointed, but if he is not so elected or appointed his compensation hereunder shall in no way be affected.

Such duties may be revised from time to time at the sole discretion of the Board of Directors of Merilus Canada, and the Executive shall perform such duties as Merilus Canada may direct form time to time. The Executive agrees to devote his full time and energy to the furtherance of the business of Merilus Canada and shall be loyal to Merilus Canada and use his best efforts to further its interests, and shall not during the term hereof, without the prior written consent of Merilus Canada, work or perform services in any advisory or other capacity for any individual, firm , company or corporation other than for Merilus Canada. Notwithstanding the foregoing, the Executive shall not be precluded from devoting such time to his personal or financial affairs or to community, charitable, trade and professional activities as shall not interfere with his duties to Merilus Canada.

                            ARTICLE 3 - COMPENSATION

3.1 Base Salary. Merilus Canada shall pay the Executive as compensation for all the services to be rendered by the Executive hereunder a base salary equal to a rate of US Dollars $175,000.00 per year (the "Base Salary") for each of the years during the Initial Term hereof (as hereinafter defined). Thereafter, if this Agreement is extended pursuant to Section 4.1, the Executive's base salary shall be subject to review in the discretion of the Board of Directors. The Executive's salary shall be payable beginning with the period starting January 1, 2001 in equal monthly installments.

3.2 Performance Bonuses. The Executive shall be eligible to receive performance and merit based bonuses in the sole discretion of the Board of Directors.

3.3 Stock Options. Subject to the Executive's execution of and compliance with the terms of the Incentive Stock Option Agreement in the form attached a Schedule "A" hereto ( the "Incentive Stock Option Agreement"), Merilus USA grants to the Executive options to acquire that number of shares of the common stock of Merilus USA at the price and on the other terms contained in the Incentive Stock Option Agreement. Merilus USA hereby agrees to execute the Incentive Stock Option Agreement concurrently herewith.

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                                                                               3

3.4 Other Benefits. The Executive shall be entitled to receive extended health, dental and vacation benefits and other benefits substantially similar to those provided to other Executives of Merilus Canada. Merilus Canada shall have the right to change its benefit program at any time or times.

3.5 Reimbursement of Expenses. In addition to the compensation described in this Agreement, the Executive shall be entitled to reimbursement by Merilus Canada for all actual, reasonable and direct expenses incurred by him in the performance of his duties hereunder, provided such expenses are properly characterized as being business expenses that are properly tax deductable for Merilus Canada, and further provided that such expenses were incurred only in accordance with the policies and procedures established by the Board of Directors from time to time. The Executive shall provide Merilus Canada with written documentation of such expenses in form complying with the records required of Merilus Canada by Canada Customs and Revenue Agency for tax deductibility purposes in such cases, and reimbursement for each item of approved expense shall be made within a reasonable time after receipt by Merilus Canada of the written documentation thereof.

3.6 Vacation. The Executive shall be entitled to four (4) number of weeks annual paid vacation and such holidays as the Board of Directors may approve. Vacation entitlement cannot be carried forward beyond the year in which it is earned.

3.7 Withholdings. All amounts payable to the Executive pursuant to this Agreement shall be subject to the usual deductions at source for Income Tax, Canada Pension Plan, Employment Insurance and other deductions as may be required from time to time.


                        ARTICLE 4 - TERM AND TERMINATION

4.1 Term and Termination. This Agreement shall be effective upon the date first set forth above and, unless earlier terminated as provided herein, shall remain in full force and effect for an initial period which ends on December 31, 2002 ( the "Initial Term"). This Agreement shall be deemed to be renewed on the same terms and conditions for additional successive periods of one (1) year absent notice from Merilus Canada or the Executive at least twelve (12) months prior to the end of the term then in effect. The purpose of the preceding sentence shall be to provide, beginning on the anniversary date of this Agreement on January 1, 2002, with a continuing term of this Agreement of greater than one (1) year but no more than two (2) years at all times thereafter until notice is given by either party to this Agreement to the contrary.

Notwithstanding anything contained herein to the contrary, Merilus Canada may terminate the Executive's employment immediately for cause. For purposes of this Agreement, "for cause" shall include, without limitation, any of the following:
(i) the commission of any act of fraud, dishonesty materially harmful to Merilus Canada, misappropriation or moral turpitude on the part of the Executive, (ii) a material breach by the Executive of duties and obligations hereunder, (iii) continued neglect by the Executive in fulfilling his duties as an Executive officer of Merilus Canada as a result of alcoholism, addiction to illegal substances, or excessive unauthorized absenteeism, after written notification from the Board of Directors of such neglect, setting forth in detail the matters involved and the Executive's failure to cure the problem resulting in such neglect within a reasonable time thereafter, (iv) the Executive becomes Completely Disabled (as hereinafter defined), or (v) the death of the Executive. For the purposes of this Agreement, "Completely Disabled" shall mean the Executive's inability, due to illness, accident or any other physical or mental incapacity, to perform the duties provided for herein for an aggregate of 91 days during any period of 180 consecutive days during the term hereof.

     (a) Upon a termination for cause:


          (i) the Executive shall be entitled to his prorated Base Salary through the date of termination;
          (ii) the Executive shall be entitled to reimbursement for any expenses incurred and properly documented pursuant to Section 3.5;
          (iii)the Executive shall be entitled to his pro rata amount of pay for vacation earned but not yet taken in the year during which termination occurs;
          (iv) all benefits  provided by Merilus  Canada  referred to in Section
               3.4 shall cease on the date of termination, to the extent permitted by law;
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                                                                               4

          the Executive shall be entitled to exercise, for a 30 day period following the termination date, all stock options that had vested as at the termination date. Failure to exercise any vested stock options within such 30 day period will result in forfeiture of all vested stock options.

         (b) Notwithstanding anything contained herein to the contrary, the Executive shall have the right to voluntarily terminate this Agreement and his employment with Merilus Canada at any time. Such voluntary termination shall not be considered a breach of this Agreement. Upon such voluntary termination:


          (i) the Executive shall be entitled to his prorated Base Salary through the date of termination;
          (ii) the Executive shall be entitled to reimbursement for any expenses incurred and properly documented pursuant to Section 3.5;
          (iii)the Executive shall be entitled to his pro rata amount of pay for vacation earned but not yet taken in the year during which termination occurs;
          (iv) all benefits  provided by Merilus  Canada  referred to in Section
               3.4 shall cease on the date of termination, to the extent permitted by law; and
          (v) the Executive shall be entitled to exercise, for a 30 day period following the termination date, all stock options that had vested as at the termination date. Failure to exercise any vested stock options within such 30 day period will result in forfeiture of all vested stock options.

     (c) In all cases of termination of the Executive not described in Subsections 4.1(a) or (b):

          (i) the Executive shall be entitled to all Base Salary, and benefits referred to in Section 3.4 for the lesser of:

               (A) the period from the date of such termination until the end of the Initial Term, as the same may have been extended, but in no event less than six (6) months; or

               (B) fifteen (15) months from the date of such termination, provided that there shall be deducted from the sum payable by Merilus Canada under this subparagraph 4.2(c)(i), on a dollar for dollar basis, any salary, bonus or other compensation paid or accrued payable to the Executive as a result of alternate employment during the fifteen (15) months from the date of termination;

          (ii) the Executive shall be entitled to his pro rata amount of pay for vacation earned but not yet taken in the year during which termination occurs; and

          (iii)any  stock  options  held  by  the  Executive  which  would  have otherwise  become  vested  within  the twelve  (12) month  period immediately following such termination shall be deemed immediately vested and exercisable and the Executive shall have 6 months following the date of termination to exercise all vested and deemed vested stock options.

4.2 Return of Documents. Upon termination of employment for any reason, the Executive shall return immediately to Merilus Canada all documents, property and other records of Merilus Canada, Merilus USA or any affiliate and all copies thereof, within the Executive's possession, custody or control, including but not limited to any materials containing any Trade Secrets or Confidential Information (each as defined below) or any portion thereof. The Executive shall be entitled to retain all electronic equipment which has been assigned to him for his personal use during employment including notebook computer, cellular phone, pager, etc. provided that the Executive shall immediately assume all usage charges associated therewith commencing with the date of termination.


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                                                                               5

             ARTICLE 5 - TRADE SECRETS AND CONFIDENTIAL INFORMATION

5.1 Confidentiality. Merilus Canada may disclose to the Executive certain Trade Secrets and Confidential Information (each as defined below). The Executive acknowledges and agrees that the Trade Secrets and Confidential Information are the sole and exclusive property of Merilus Canada (or a third party providing such information to Merilus Canada ) and that Merilus Canada or such third party owns all worldwide rights therein under patent, copyright, trade secret, confidential information, or other property rights laws. The Executive acknowledges and agrees that the disclosure of the Trade Secrets and Confidential Information to the Executive does not confer upon the Executive any license, interest or rights of any kind in or to the Trade Secrets or Confidential Information. The Executive may use the Trade Secrets and Confidential Information solely for the benefit of Merilus Canada wile the Executive is employed or retained by Merilus Canada. Except in the performance of services for Merilus Canada, the Executive will hold in confidence and not reproduce, distribute, transmit, reverse engineer, recompile, disassemble, or transfer, directly or indirectly, in any form by any means, or for any purpose, the Trade Secrets or the Confidential Information or any portion thereof. The Executive agrees to return to Merilus Canada, upon request by Merilus Canada, the Trade Secrets and Confidential Information and all materials relating thereto. Notwithstanding the above, the Executive may disclose any Trade Secrets or Confidential Information compelled by summons or service of process, or as otherwise required by law. The Executive agrees, to the extend reasonably possible, to provide advance notice to Merilus Canada of any such request for information.

5.2 Duration. The Executive's obligations under this Agreement with regard to the Trade Secrets shall remain in effect for as long as such information shall remain a trade secret under applicable law. The Executive acknowledges that its obligations with regard to the Confidential Information shall remain in effect while the Executive is employed or retained by Merilus Canada and for five (5) years thereafter. As used herein, "Trade Secrets" means information of Merilus Canada, its licensors, suppliers, customers, or prospective licensors or customers, including, but not limited to, technical or nontechnical data, source codes, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers, which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. As used herein, "Confidential Information" means information, other than Trade Secrets, that is of value to its owner and is treated as confidential, including, but not limited to, future business plans, financial information, marketing strategies and advertising campaigns, information regarding Merilus Canada's the Executives and employees, and the terms and conditions of this Agreement. For purposes of this Agreement, "Confidential Information" and "Trade Secrets" shall not include anything or any information: (i) that was or becomes generally available to the public other than as a result of a disclosure by the Executive, (ii) that was available to the Executive on a nonconfidential basis prior to its disclosure to the Executive by Merilus Canada, (iii) that becomes available to the Executive on a nonconfidential basis from a source other than Merilus Canada, provided that such source is not prohibited from disclosing such information by a contractual or legal obligation to Merilus Canada of such information, or (iv) that the Executive can conclusively show by documentary evidence was independently developed by the Executive without use of any information disclosed to the Executive by Merilus Canada. The Executive and Merilus Canada acknowledge that the intent of this Section 5 is not to restrict the Executive's employment following his tenure with Merilus Canada, but rather it is to protect the rights that Merilus Canada has in its Trade Secrets and Confidential Information.

                       ARTICLE 6 - COVENANT NOT TO COMPETE

In consideration of his employment hereunder, the Executive agrees as follows.

6.1 Term. The Executive will not, during the term of his employment with Merilus Canada and for a period of two (2) years after termination for any reason of his employment with Merilus Canada, directly or indirectly, engage in or carry on any business, like or similar to that engaged in by Merilus Canada (including, without limitation, any business engaged in the manufacture and sale of hardware and software internet connectivity and firewall solutions), either individually or as a stockholder, director, officer, consultant, independent contractor, employee, agent, member or otherwise of or through any corporation, partnership, association, joint venture, firm, individual or otherwise, or in any other capacity in any country in which Merilus Canada either has an office or sells its products through a distribution relationship. The above two (2) year period shall be extended by any period of time during which the Executive is in default of the covenants contained in this Agreement.

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                                                                               6

6.2 Remedies. In the event of a breach or threatened breach by the Executive of all or any part of the provisions of Section 6.1, Merilus Canada shall be entitled to an injunction restraining the Executive from such breach without limiting any other rights or remedies available to Merilus Canada for such breach or threatened breach.


                      ARTICLE 7 - CUSTOMER NON-SOLICITATION

7.1 Non-Solicitation of Customers. The Executive agrees that for a period of eighteen (18) months immediately following termination of the Executive's employment with Merilus Canada for any reason, including, without limitation, voluntary resignation form employment by the Executive ( the "Non-Solicitation Period"), the Executive shall not, on the Executive's own behalf or on behalf of any person, firm, partnership, association, corporation or business organization, entity or enterprise, solicit, contact, call upon, communicate with or attempt to communicate with any customer or prospect of Merilus Canada, with a view to selling or providing any product or service competitive or potentially competitive with any product or service sold or provided or under development by Merilus Canada during the time of two (2) years immediately preceding cessation of the Executive's employment with Merilus Canada.


                      ARTICLE 8 - EMPLOYEE NON-SOLICITATION

8.1 Non-Solicitation of Employees. Executive agrees that he shall not call upon, solicit, recruit, or assist others in calling upon, recruiting or soliciting any person who is or was an Employee of Merilus Canada within the Non-Solicitation Period, for the purpose of having such person work in any other corporation, association, entity, or business engaged in providing products or services of the same or similar kind as offered by Merilus Canada.

                          ARTICLE 9 - EQUITABLE RELIEF

9.1 Equitable Relief. The parties acknowledge that a breach by the Executive of any of the terms or conditions of this Agreement will result in irrevocable harm to Merilus Canada and that the remedies at law for such breach may not adequately compensate Merilus Canada for damages suffered. Accordingly, the Executive agrees that in the event of such breach, Merilus Canada shall be entitled to injunctive relief or such other equitable remedy as a court of competent jurisdiction may provide. Nothing contained herein will be construed to limit Merilus Canada's right to any remedies at law, including the recovery of damages for breach of this Agreement.


                            ARTICLE 10 - ARBITRATION

10.1 Arbitration. Any difference, claim or matter in dispute arising between the parties out of this Agreement or connected therewith (other than requests by Merilus Canada for injunctive relief to enforce the provisions of Sections 5 through 8 hereof) shall be submitted by them to arbitration by a single arbitrator under the provisions of the Commercial Arbitration Act (R.S.B.C. 1996
C. 55) or any successor statute.

                              ARTICLE 12 - GENERAL

12.1 This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia.

12.2 No waiver by any party hereto of any default in performance on the part of the other party and no waiver by any party of any breach or of a series of breaches of any of the terms, covenants or conditions of this Agreement shall constitute a wavier of any subsequent or continuing breach of such terms, covenants or conditions. The failure of any party hereto to assert any claim in timely fashion for any of its rights or remedies under this Agreement shall not be construed as a waiver of any such claim and shall not serve to modify, alter or restrict any such party's right to assert such claim at any time thereafter.

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                                                                               7

12.3 Should any part of this Agreement for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been modified as required or executed with the invalid portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed this Agreement as so modified or would have executed the remaining portion of this Agreement without including therein any such part, parts, or portion which may, for any reason be hereafter declared invalid.

12.4 This Agreement may be simultaneously executed and delivered in counterparts, each of which when so executed and delivered shall be deemed to be an original and such counterparts together shall constitute one and the same agreement.

12.5 This Agreement may be executed by the parties and transmitted by telecopy and if so executed and transmitted this Agreement will be for all purposes as effective as if the parties had delivered an executed original Agreement.
12.6 This Agreement shall enure to the benefit of and be binding upon Merilus Canada, Merilus USA and the Executive and their respective heirs, executors, successors and assigns.

     IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.


MERILUS TECHNOLOGIES INC.
Per:
------------------------
Authorized Signatory


Signed, sealed and delivered                )
by KEVIN TRAAS                              )
in the presence of:                         )
-------------------------                   )
Name                                        )
-------------------------                   )
Address                                     )       ---------------------------
-------------------------                   )        KEVIN TRAAS
Occupation                                  )


GOLDEN SOIL, INC.
Per:

-----------------------
Authorized Signatory